Exhibit 99.1

EAST RESOURCES ACQUISITION COMPANY RECEIVES EXPECTED NOTICE

FROM NASDAQ REGARDING DELAYED QUARTERLY REPORT

BOCA RATON, Fla. – (BUSINESS WIRE) – East Resources Acquisition Company (NASDAQ: ERES) (the “Company”) today announced that, on May 24, 2023, it received a notice (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (the “Form 10-Q”) with the Securities and Exchange Commission (“SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities on the NASDAQ.

As previously disclosed in the Form 12b-25 filed on May 15, 2023 by the Company, the Company determined that it was unable, without unreasonable effort or expense, to file the Form 10-Q by the required date of May 15, 2023.

The Company has since satisfied this obligation by filing its Form 10-Q on May 25, 2023.

ABOUT EAST RESOURCES ACQUISITION COMPANY

East Resources Acquisition Company, led by Terrence M. Pegula, is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in North America.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE: East Resources Acquisition Company

CONTACTS

Investor Contact:

Katelyn Morris

Email: info@eastresources.com